Exhibit 99.1

NEWS RELEASE

Contacts:	James W. Thompson — Acting Chief Financial Officer
Orleans Homebuilders, Inc. (215) 245-7500
(www.orleanshomes.com)

For Immediate Release:

Orleans Homebuilders
Revises Guidance for Fiscal Year 2007
Reports Results for Second Quarter 2007

Bensalem, Pennsylvania, February 7, 2007:

Orleans Homebuilders, Inc. (ASE:OHB) is a residential homebuilder with operations in Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Greensboro and Raleigh, North Carolina; Richmond and Tidewater, Virginia; Orlando, Palm Coast and Palm Bay, Florida; Chicago, Illinois; and Phoenix, Arizona.

Fiscal Year 2007 Guidance:

•                  The Company revises its fiscal year ending June 30, 2007 guidance for Diluted Earnings per Share to $.25 to $.45 down from $1.50 to $1.65.

•                  The Company revises its fiscal year ending June 30, 2007 guidance with respect to Revenue to $690 million to $725 million down from $750 million to $780 million.

Financial Highlights for the Second Quarter Ended December 31, 2006:

•                  Fiscal year 2007 second quarter residential property revenue decreased 31% to $153,172,000 (377 homes) compared with $220,912,000 (540 homes) for the prior year period.

•                  Fiscal year 2007 second quarter new orders decreased 7% to $152,375,000 (367 homes) compared with $163,416,000 (361 homes) for the prior year period.

•                  Fiscal year 2007 second quarter net loss was $7,524,000 ($0.41 per diluted share), including charges related to inventory impairments and land deposits and pre-acquisition costs for abandoned projects of $8,842,000 after tax,  compared to net income of $15,416,000 ($0.82 per diluted share) for the prior year period.  Excluding charges for inventory impairments and abandoned projects, adjusted net income for the second quarter of fiscal year 2007 was $1,318,000 ($.07 per diluted share) (1).

•                  Excluding charges for inventory impairments, abandoned projects and stock option expense, fiscal year 2007 second quarter adjusted EBITDA (2) decreased to $7,488,000 compared with $30,021,000 for the prior year period.

•                  The backlog at December 31, 2006 decreased 52% to $289,870,000 (591 homes) compared with $599,127,000 (1,392 homes) at December 31, 2005.

•                  The Company controls approximately 13,100 building lots at December 31, 2006 compared to approximately 18,000 building lots at December 31, 2005.

•                  The Company experienced a cancellation rate of approximately 24% for the quarter ended December 31, 2006 compared with a cancellation rate of approximately 21% for the quarter ended December 31, 2005

Financial Highlights for the Six Months Ended December 31, 2006:

•                  Fiscal year 2007 year-to-date residential property revenue decreased 17% to $314,944,000 (740 homes) compared with $378,875,000 (964 homes) for the prior year period.

•                  Fiscal year 2007 year-to-date new orders decreased 36% to $270,138,000 (616 homes) compared with $424,765,000 (950 homes) for the prior year period.

•                  Fiscal year 2007 year-to-date net loss was $3,625,000 ($0.20 per diluted share), including charges related to inventory impairments and land deposits and pre-acquisition costs for abandoned projects of $11,675,000 after tax, compared to net income of $23,194,000 ($1.23 per diluted share) for the prior year period.  Excluding charges for inventory impairments and abandoned projects, fiscal year 2007 year-to-date adjusted net income was $8,050,000 ($.43 per diluted share) (1).

•                  Excluding charges for inventory impairments, abandoned projects and stock option expense, fiscal year 2007 year-to-date adjusted  EBITDA (2) decreased to $22,877,000 compared with $46,143,000 for the prior year period.

•                  The Company experienced a cancellation rate of approximately 27% for the six months ending December 31, 2006 compared with a cancellation rate of approximately 18% for the six months ended December 31, 2005.  Excluding the Company’s Florida operations, the Company experienced cancellation rates of approximately 22% and 16% for the six months ended December 31, 2006 and 2005, respectively

Outlook for Fiscal Year 2007

The unfavorable market conditions in the housing industry have negatively impacted the Company’s new order activity. The major factors contributing to the unfavorable market conditions include increased new and resale home inventory levels primarily caused by speculators attempting to sell their homes and decreased consumer confidence as reluctant homebuyers delay their purchase decisions.  Although new order activity has recently shown signs of stabilizing, the Company believes that the unfavorable market conditions may continue to have a negative impact on new orders and new order pricing in the near-term, thereby further reducing future revenues, gross margins and net income.  The Company is responding to these unfavorable market conditions through the use of sales incentives to reduce speculative inventory levels, an emphasis on cost reductions to adjust for lower levels of production, and a continued focus on evaluating the expected profitability of the Company’s lots and land under option.

Orleans Homebuilders will hold its quarterly conference call to discuss fiscal year results to date on Thursday, February 8, 2007, at 10:00 a.m. Eastern Time.  This call is being web cast by CCBN and can be accessed at Orleans Homebuilders’ web site at www.orleanshomes.com by clicking on the heading “Investor Relations”.  The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the conference call will be available later that day on the Company’s website at www.orleanshomes.com.  A copy of this press release, including the Company’s results of operations for the six months ended December 31, 2006 to be discussed during the conference call, is available at the Company’s website, www.orleanshomes.com, under the heading “Investor Relations”.

About Orleans Homebuilders, Inc.

Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums. The Company serves a broad customer base including luxury, move-up, empty nester, active adult, and first-time homebuyers. The Company currently operates in the following fourteen distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater, Virginia; Orlando, Palm Coast and Palm Bay, Florida; Chicago, Illinois; and Phoenix, Arizona.  The Company’s Charlotte, North Carolina operations also include adjacent counties in South Carolina.  To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

Use of Non-GAAP Financial Information

(1)  Pursuant to the requirements of Regulation G, we have provided a reconciliation of adjusted net income and adjusted earnings per share, which are non-GAAP financial measures, to net income and earnings per share, the most directly comparable GAAP financial measures.  Adjusted net income and adjusted earnings per share represents net income and earnings per share excluding the effects of charges for inventory impairments and abandoned projects.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States of America.  The Company believes these adjusted financial results are useful to both management and investors in the analysis of the Company’s financial performance when comparing it to prior periods and that they provide investors with an important perspective on the current underlying operating performance of the business by isolating the impact of non-cash charges related to inventory valuation.

	Three	Six
	Months	Months
	Ended	Ended
	12/31/2006	12/31/2006
	(in thousands,
	except per share amounts)
Reconciliation of net loss and earnings per share to net loss and earnings per share excluding inventory impairments and abandoned project charges:

Reported net loss and earnings per share:
Reported net loss	$(7,524)	$(3,625)

Reported net loss per common share	$(0.41)	$(0.20)

Adjusted net loss and earnings per share:
Reported net loss	$(7,524)	$(3,625)
After tax charges for inventory impairments and abandoned projects	$8,842	$11,675

Adjusted net income, excluding charges for inventory impairments and abandoned projects	$1,318	$8,050

Adjusted net income per common share, excluding charges for inventory impairments and abandoned projects	$0.07	$0.43

Basic shares outstanding	18,476	18,419
Common stock equivalents	121	216
Diluted shares outstanding	18,597	18,635

(2)Reconciliation of Adjusted EBITDA to net income (loss)

	Three	Three	Six	Six
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
	(in thousands)
Adjusted EBITDA	$7,488	$30,021	$22,877	$46,143
Inventory impairment	6,650	—	9,850	—
Abandoned projects	8,086	865	9,608	926
Stock option expense	450	154	905	268
EBITDA	(7,698)	29,002	2,514	44,949
Income tax expense (benefit)	(4,783)	9,940	(2,325)	15,562
Interest	4,292	3,211	7,799	5,430
Depreciation and amortization	317	435	665	763
Net income (loss)	(7,524)	$15,416	$(3,625)	$23,194

Pursuant to the requirements of Regulation G, we have provided a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure.  Adjusted EBITDA represents net earnings before inventory impairments, abandoned project charges, stock option expense, interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization, and extraordinary items.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States of America.  The Company believes Adjusted EBITDA provides a meaningful measure of operating performance.

Forward-Looking Statements

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated earnings per share, revenues, sales, operating results, financial resources, pace of sales, industry outlook, and the Company’s response to market conditions.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  For example, there can be no assurance that the Company will be able to adjust successfully to current market conditions.  These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.   Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report of Form 10-K for the fiscal year ended June 30, 2006 filed with the SEC.

Orleans Homebuilders, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Earned revenues
Residential properties	$153,172	$220,912	$314,944	$378,875
Land sales and other income	3,957	3,739	7,287	5,417
	157,129	224,651	322,231	384,292
Costs and expenses
Residential properties	135,327	169,302	266,640	292,587
Land sales and other expense	2,748	2,765	5,121	4,374
Selling, general and administrative	31,361	27,228	56,420	48,575
	169,436	199,295	328,181	345,536

Income from operations before income taxes	(12,307)	25,356	(5,950)	38,756
Income tax expense	(4,783)	9,940	(2,325)	15,562

Net income (loss)	$(7,524)	$15,416	$(3,625)	$23,194

Earnings per share:
Basic	$(0.41)	$0.83	$(0.20)	$1.25
Diluted	$(0.41)	$0.82	$(0.20)	$1.23

Weighted average number of shares:
Basic	18,476	18,549	18,419	18,548
Diluted	18,476	18,888	18,419	18,890

Orleans Homebuilders, Inc
Summary of Deliveries and New Orders by Region
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
DELIVERIES
Northern Region (NJ, NY, PA)
Homes	100	189	196	326
Dollars	$46,731	$90,145	$95,322	$149,198
Average Sales Price	$467	$477	$486	$458

Southern region (NC, SC, VA)
Homes	129	199	284	355
Dollars	$61,534	$79,083	$135,227	$138,883
Average Sales Price	$477	$397	$476	$391

Florida region (FL)
Homes	94	72	158	151
Dollars	$22,406	$17,848	$40,583	$35,727
Average Sales Price	$238	$248	$257	$237

Midwestern region (IL)
Homes	54	80	102	132
Dollars	$22,501	$33,836	$43,812	$55,067
Average Sales Price	$417	$423	$430	$417

Total
Homes	377	540	740	964
Dollars	$153,172	$220,912	$314,944	$378,875
Average Sales Price	$406	$409	$426	$393

NEW ORDERS
Northern Region (NJ, NY, PA)
Homes	96	81	211	257
Dollars	$47,567	$47,078	$103,059	$139,242
Average Sales Price	$495	$581	$488	$542

Southern region (NC, SC, VA)
Homes	121	172	215	430
Dollars	$57,997	$75,307	$105,667	$188,967
Average Sales Price	$479	$438	$491	$439

Florida region (FL)
Homes	83	52	85	152
Dollars	$17,135	$17,024	$15,257	$49,063
Average Sales Price	$206	$327	$179	$323

Midwestern region (IL)
Homes	67	56	105	111
Dollars	$29,676	$24,007	$46,155	$47,493
Average Sales Price	$443	$429	$440	$428

Total
Homes	367	361	616	950
Dollars	$152,375	$163,416	$270,138	$424,765
Average Sales Price	$415	$453	$439	$447

Orleans Homebuilders, Inc
Summary of Backlog by Region
(Dollars in thousands)
(Unaudited)

	At December 31,	At December 31,
BACKLOG	2006	2005
Northern Region (NJ, NY, PA)
Homes	209	466
Dollars	$108,260	$240,565
Average Sales Price	$518	$516

Southern region (NC, SC, VA)
Homes	233	448
Dollars	$124,084	$208,375
Average Sales Price	$533	$465

Florida region (FL)
Homes	65	360
Dollars	$17,845	$99,538
Average Sales Price	$275	$276

Midwestern region (IL)
Homes	84	118
Dollars	$39,681	$50,649
Average Sales Price	$472	$429

Total
Homes	591	1,392
Dollars	$289,870	$599,127
Average Sales Price	$490	$430

Orleans Homebuilders, Inc
Selected Balance Sheet Data
(in thousands)

	December 31 2006	June 30, 2006
	(Unaudited)
Cash and cash equivalents	$24,973	$15,964
Restricted cash - due from title company	9,106	25,304
Residential properties	249,642	272,068
Land and improvements	607,600	544,574
Inventory not owned	91,790	117,073
Land deposits and costs of future developments	15,786	26,862
Total assets	1,056,184	1,060,503
Obligations related to inventory not owned	79,016	103,636
Mortgage and other note obligations	512,117	422,608
Subordinated notes	105,000	105,000
Other notes payable	851	5,885
Shareholders’ equity	288,667	291,942